UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2008

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On March 27, 2008, Commonwealth Edison Company (ComEd) issued $700 million aggregate principal amount of its First Mortgage 5.80% Bonds, Series 108, due March 15, 2018. See Item 2.03 below for a description of the Bonds and related agreements.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 27, 2008, ComEd issued $700 million of its First Mortgage 5.80% Bonds, Series 108, due March 15, 2018. The Bonds were issued pursuant to ComEd’s Mortgage dated July 1, 1923, as amended and supplemented by supplemental indentures, including the Supplemental Indenture dated August 1, 1944 (Mortgage) and the Supplemental Indenture dated as of March 10, 2008 (Supplemental Indenture). The Mortgage is a first mortgage lien on ComEd’s utility plant. The proceeds of the Bonds will be used by ComEd to repay borrowings under ComEd’s revolving credit facilities, to refinance the $120 million outstanding principal amount of its First Mortgage 8% Bonds, Series 83, which mature on May 15, 2008, and for general corporate purposes. The Bonds were registered under the Securities Act of 1933, as amended, pursuant to ComEd’s Registration Statement on Form S-3 (Registration No. 333-133966), which was declared effective upon filing with the Securities and Exchange Commission (SEC) on May 10, 2006.

The Bonds carry an interest rate of 5.80% per annum, which is payable semi-annually on March 15 and September 15, commencing September 15, 2008. The Bonds are redeemable at any time at ComEd’s option at a “make-whole” redemption price calculated as provided in the Supplemental Indenture. A copy of the Supplemental Indenture, which sets forth the terms of the Bonds, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

In connection with the issuance of the Bonds, Sidley Austin LLP provided ComEd with the legal opinion attached to this Current Report as Exhibit 5.1.

A copy of the Underwriting Agreement dated March 19, 2008 between ComEd and Banc of America Securities LLC, Barclays Capital Inc. and Greenwich Capital Markets, Inc., as representatives of the several underwriters named therein, is filed as Exhibit 1.1 to this Current Report. Banc of America Securities LLC, Barclays Capital Inc., Greenwich Capital Markets, Inc. and certain of the other underwriters have banking affiliates who are lending parties in ComEd’s revolving credit facility. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with ComEd and its affiliates. They have received customary fees and commissions for these transactions.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith and are exhibits to the Registration Statement on Form S-3, Registration No. 333-133966, as noted below:

Exhibit No.	Registration Statement Exhibit No.	Description
1.1	1-1-8	Underwriting Agreement dated March 19, 2008 between ComEd and Banc of America Securities LLC, Barclays Capital Inc. and Greenwich Capital Markets, Inc., as representatives of the several underwriters named therein

4.1	4-4-8	Supplemental Indenture dated as of March 10, 2008 from ComEd to BNY Midwest Trust Company, as trustee, and D.G. Donovan, as co-trustee.

5.1	5-1-9	Opinion dated March 27, 2008 of Sidley Austin LLP

* * * * *

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) ComEd’s 2007 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 19; and (2) other factors discussed in filings with the SEC by ComEd. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. ComEd does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH EDISON COMPANY

/s/ Robert K. McDonald
Robert K. McDonald
Senior Vice President, Chief Financial Officer,
Treasurer and Chief Risk Officer
Commonwealth Edison Company

March 27, 2008

EXHIBIT INDEX

Exhibit No.	Registration Statement Exhibit No.	Description
1.1	1-1-8	Underwriting Agreement dated March 19, 2008 between ComEd and Banc of America Securities LLC, Barclays Capital Inc. and Greenwich Capital Markets, Inc., as representatives of the several underwriters named therein

4.1	4-4-8	Supplemental Indenture dated as of March 10, 2008 from ComEd to BNY Midwest Trust Company, as trustee, and D.G. Donovan, as co-trustee.

5.1	5-1-9	Opinion dated March 27, 2008 of Sidley Austin LLP